Exhibit 4.1

GENERAL MILLS, INC.
OFFICERS’ CERTIFICATE
AND
AUTHENTICATION ORDER

Pursuant to the Indenture, dated as of February 1, 1996 (as amended, the “Indenture”), between General Mills, Inc. (the “Company”) and U.S. Bank National Association (formerly known as First Trust of Illinois, National Association), as trustee (the “Trustee”), and resolutions adopted by the Board of Directors of the Company and the Finance Committee of the Board of Directors of the Company, this Officers’ Certificate and Authentication Order is being delivered to the Trustee to establish the terms of a series of Securities in accordance with Section 301 of the Indenture, to establish the form of the Securities of such series in accordance with Section 201 of the Indenture, to request the authentication and delivery of the Securities of such series pursuant to Section 303 of the Indenture and to comply with the provisions of Section 102 of the Indenture.

Capitalized terms used but not defined herein and defined in the Indenture shall have the respective meanings ascribed to them in the Indenture.

A. Establishment of Series Pursuant to Section 301 of Indenture. There is hereby established pursuant to Section 301 of the Indenture a series of Securities which shall have the following terms (the numbered clauses set forth below correspond to the numbered subsections of Section 301 of the Indenture):

(1) The series of Securities being authorized shall bear the title “1.000% Notes due 2023” (the “Notes”).

(2) There shall be no limit upon the aggregate principal amount of the Notes which may be authenticated and delivered under the Indenture; provided, however, that the aggregate principal amount of Notes to be authenticated and delivered under the Indenture pursuant to this Officers’ Certificate and Authentication Order shall be limited to the amount set forth in Section C below (except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes pursuant to Sections 304, 305, 306, 906 or 1107 of the Indenture and except for any Notes which, pursuant to Section 303 of the Indenture, are deemed never to have been authenticated and delivered under the Indenture).

(3) Interest on each Note will be paid to the Person in whose name the Note is registered at the close of business on the Regular Record Date (as defined in paragraph 5 below), except that interest due at Maturity will be paid to the Person to whom the principal of the Note is paid.

(4) The Notes will mature on April 27, 2023, unless the principal of any Note, or any installment of principal, becomes due and payable prior to such date. If the date of Maturity of a Note is not a Business Day (as defined below), the payment due on such day shall be made on the next succeeding Business Day and no additional interest shall accrue for the period from Maturity to that next succeeding Business Day.

As used herein, “Business Day” means any day that is not a Saturday or Sunday and that is not a day on which banking institutions are authorized or obligated by law or executive order to close in the City of New York or London and on which the Trans-European Automated Real-time Gross Settlement Express Transfer system (the TARGET2 system), or any successor thereto, operates.

(5) Each Note will bear interest from and including April 27, 2015 or from and including the most recent Interest Payment Date (as defined below) as to which interest on such Note (or any Predecessor Security with respect to such Note) has been paid or made available for payment at an annual rate of 1.000% until the principal of the Note is paid or made available for payment. Each payment of interest on a Note will include interest to, but excluding, as the case may be, the relevant Interest Payment Date or Maturity.

The “Interest Payment Date” for the Notes will be April 27 of each year beginning on April 27, 2016 and the Regular Record Date will be the April 12 next preceding such Interest Payment Date whether or not a Business Day. If any Interest Payment Date is not a Business Day, the payment due on such day shall be made on the next succeeding Business Day and no additional interest shall accrue for the period from such Interest Payment Date to that next succeeding Business Day.

Interest on the Notes will be computed on the basis of the actual number of days in the period for which interest is being calculated and the actual number of days from and including the last date on which interest was paid on the Notes (or April 27, 2015 if no interest has been paid on the Notes), to but excluding the next scheduled Interest Payment Date. This payment convention is referred to as ACTUAL/ACTUAL (ICMA) as defined in the rulebook of the International Capital Market Association.

Subject to the exceptions and limitations set forth below, additional interest will be paid on the Notes in such additional amounts as are necessary in order that the net payment of the principal of and interest on the Notes to a Holder (or the beneficial owner for whose benefit such Holder holds such Note) who is not a United States Person (as defined below), after withholding or deduction for any present or future tax, assessment or other governmental charge imposed by the United States or a taxing authority in the United States, will not be less than the amount provided in the Notes to be then due and payable; provided, however, that the foregoing obligation to pay additional amounts shall not apply:

(i) to any tax, assessment or other governmental charge that is imposed by reason of the Holder (or the beneficial owner for whose benefit such Holder holds such Note), or a fiduciary, settlor, beneficiary, member or shareholder of the Holder if the Holder is an estate, trust, partnership or corporation, or a person holding a power over an estate or trust administered by a fiduciary Holder, being considered as:

(a) being or having been engaged in a trade or business in the United States or having or having had a permanent establishment in the United States;

(b) having a current or former connection with the United States (other than a connection arising solely as a result of the ownership of the Notes or the receipt of any payment or the enforcement of any rights thereunder), including being or having been a citizen or resident of the United States;

(c) being or having been a personal holding company, a passive foreign investment company or a controlled foreign corporation for United States income tax purposes or a corporation that has accumulated earnings to avoid United States federal income tax;

(d) being or having been a “10-percent shareholder” of the Company as defined in section 871(h)(3) of the United States Internal Revenue Code of 1986, as amended (the “Code”), or any successor provision; or

(e) being a bank receiving payments on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business;

(ii) to any Holder that is not the sole beneficial owner of the Notes, or a portion of the Notes, or that is a fiduciary, partnership or limited liability company, but only to the extent that a beneficial owner with respect to the Holder, a beneficiary or settlor with respect to the fiduciary, or a beneficial owner or member of the partnership or limited liability company would not have been entitled to the payment of an additional amount had the beneficiary, settlor, beneficial owner or member received directly its beneficial or distributive share of the payment;

(iii) to any tax, assessment or other governmental charge that would not have been imposed but for the failure of the Holder or any other person to comply with certification, identification or information reporting requirements concerning the nationality, residence, identity or connection with the United States of the Holder or beneficial owner of the Notes, if compliance is required by statute, by regulation of the United States or any taxing authority therein or by an applicable income tax treaty to which the United States is a party as a precondition to exemption from such tax, assessment or other governmental charge;

(iv) to any tax, assessment or other governmental charge that is imposed otherwise than by withholding by the Company or an applicable withholding agent from the payment;

(v) to any tax, assessment or other governmental charge that would not have been imposed but for a change in law, regulation, or administrative or judicial interpretation that becomes effective more than 15 days after the payment becomes due or is duly provided for, whichever occurs later;

(vi) to any estate, inheritance, gift, sales, excise, transfer, wealth, capital gains or personal property tax or similar tax, assessment or other governmental charge;

(vii) to any withholding or deduction that is imposed on a payment to an individual and that is required to be made pursuant to any law implementing or complying with, or introduced in order to conform to, any European Union Directive on the taxation of savings;

(viii) to any tax, assessment or other governmental charge required to be withheld by any paying agent from any payment of principal of or interest on any Note, if such payment can be made without such withholding by at least one other paying agent;

(ix) to any tax, assessment or other governmental charge that would not have been imposed but for the presentation by the Holder of any Note, where presentation is required, for payment on a date more than 30 days after the date on which payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;

(x) to any tax, assessment or other governmental charge that is imposed or withheld solely by reason of the beneficial owner being a bank (A) purchasing the Notes in the ordinary course of its lending business or (B) that is neither (i) buying the Notes for investment purposes only nor (ii) buying the Notes for resale to a third-party that either is not a bank or holding the Notes for investment purposes only;

(xi) to any tax, assessment or other governmental charge imposed under Sections 1471 through 1474 of the Code (or any amended or successor provisions), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such sections of the Code; or

(xii) in the case of any combination of items (i), (ii), (iii), (iv), (v), (vi), (vii), (viii), (ix), (x) and (xi).

The Notes are subject in all cases to any tax, fiscal or other law or regulation or administrative or judicial interpretation applicable to the Notes. Except as specifically provided above, no payment will be required for any tax, assessment or other governmental charge imposed by any government or a political subdivision or taxing authority of or in any government or political subdivision.

As used herein, the term “United States” means the United States of America, the states of the United States, and the District of Columbia, and the term “United States Person” means any individual who is a citizen or resident of the United States for United States federal income tax purposes, a corporation, partnership or other entity created or organized in or under the laws of the United States, any state of the United States or the District of Columbia, or any estate or trust the income of which is subject to United States federal income taxation regardless of its source.

To the extent permitted by law, the Company will maintain a paying agent in a Member State of the European Union (if any) that will not require withholding or deduction of tax pursuant to European Council Directive 2003/48/EC on the taxation of savings income or any law implementing or complying with, or introduced in order to conform to, such European Council Directive.

(6) Payment of principal of and premium (if any) and interest on each Note that is represented by a Global Security will be made to the Depositary (as specified in paragraph 16 below) or its nominee, as the case may be, as the sole registered owner and the sole Holder of the Notes represented thereby for all purposes under the Indenture.

Payment of principal of and premium (if any) and interest on each Note that is not represented by a Global Security will be made upon presentation and surrender of such Note at the office or agency maintained by the Company for that purpose in London. Registered Holders that wish to receive payment in immediately available funds must provide appropriate written wire transfer instructions sufficiently in advance of the payment date and present the Note in time for the party making the payment to make payments in such funds in accordance with its normal procedures. Any wire transfer instructions received by a party making payments shall remain in effect until revoked by the registered Holder. Payment in accordance with written wire transfer instructions from a registered Holder shall be deemed to constitute full and complete payment of all amounts so paid. The Company may, at its option, elect to make payments of interest other than at Maturity by check mailed to the address of the registered Holder thereof as of the close of business on the relevant Regular Record Date as such address appears in the Security Register.

The “Place of Payment” with respect to the Notes shall be London, England.

(7) The Company may redeem the Notes, in whole or in part, at its option at any time or from time to time. The Redemption Price for the Notes to be redeemed on any Redemption Date that is prior to January 27, 2023 will be equal to the greater of (i) 100% of the principal amount of the Notes to be redeemed and (ii) as determined by an independent investment bank selected by the Company, the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed (excluding any portion of such payments of interest accrued as of the Redemption Date) discounted to the Redemption Date on an annual basis (ACTUAL/ACTUAL (ICMA)) at the applicable Comparable Government Bond Rate (as defined below), plus 20 basis points, plus, in each case, accrued and unpaid interest to the Redemption Date. The Redemption Price for the Notes to be redeemed on any Redemption Date that is on or after January 27, 2023 will be equal to 100% of the principal amount of the Notes being redeemed on the Redemption Date, plus accrued and unpaid interest on the Notes to the Redemption Date. In any case, the principal amount of a Note remaining outstanding after a redemption in part shall be €100,000 or an integral multiple of €1,000 in excess thereof.

For purposes of the Notes:

“Comparable Government Bond Rate” means the yield to maturity, expressed as a percentage (rounded to three decimal places, with 0.0005 being rounded upwards), on the third Business Day prior to the Redemption Date, of the Comparable Government Bond (as defined below) on the basis of the middle market price of the Comparable Government Bond prevailing at 11:00 a.m. (London time) on such Business Day as determined by an independent investment bank selected by the Company.

“Comparable Government Bond” means, in relation to any Comparable Government Bond Rate calculation, at the discretion of an independent investment bank selected by the Company, a German government bond whose maturity is closest to the maturity of the Notes to be redeemed, or if such independent investment bank in its discretion determines that such similar bond is not in issue, such other German government bond as such independent investment bank may, with the advice of three brokers of, and/or market makers in, German government bonds selected by the Company, determine to be appropriate for determining the Comparable Government Bond Rate.

Notice of redemption will be given to the registered Holders of the Notes to be redeemed not less than 15 nor more than 45 days prior to the Redemption Date, which date and the applicable Redemption Price will be specified in the notice. Once notice of redemption is mailed, the Notes or any portion of the Notes called for redemption will become due and payable on the Redemption Date and at the applicable Redemption Price, plus accrued and unpaid interest to, but excluding, the Redemption Date. On and after the Redemption Date, interest will cease to accrue on the Notes or any portion of the Notes called for redemption (unless the Company defaults in the payment of the Redemption Price and accrued interest). On or before the Redemption Date, the Company will deposit with a Paying Agent (or the Trustee) money sufficient to pay the Redemption Price of and accrued interest on the Notes or any portion of the Notes to be redeemed on that date. Notwithstanding the foregoing, installments of interest on Notes that are due and payable on Interest Payment Dates falling on or prior to a Redemption Date will be payable on the Interest Payment Date to the Holders as of the close of business on the relevant Regular Record Date.

If, as a result of any change in, or amendment to, the laws (or any regulations or rulings promulgated under the laws) of the United States (or any taxing authority in the United States), or any change in, or amendment to, an official position regarding the application or interpretation of such laws, regulations or rulings, which change or amendment is announced or becomes effective on or after April 20, 2015, the Company becomes or, based upon a written opinion of independent counsel selected by the Company, will become obligated to pay additional amounts as described in Paragraph 5 above with respect to the Notes, then the Company may at any time at the Company’s option redeem, in whole, but not in part, the Notes on not less than 15 nor more than 45 days’ prior notice, at a Redemption Price equal to 100% of their principal amount, together with accrued and unpaid interest on the Notes to, but not including, the Redemption Date.

(8) If a Change of Control Triggering Event (as defined in the form of Note attached hereto as Exhibit A) shall have occurred, Holders of the Notes may require the Company to repurchase all or any part of the Notes in the manner provided and subject to the limitations set forth in the form of Note attached hereto as Exhibit A.

(9) The Notes shall be issuable in denominations of €100,000 and integral multiples of €1,000 in excess thereof.

(11) All payments of interest and principal, including payments made upon any redemption of the Notes, will be payable in such coin or currency of the member states of the European Monetary Union that have adopted or that adopt the single currency in accordance with the Treaty establishing the European Community, as amended by the Treaty on European Union as at the time of payment shall be legal tender for the payment of public and private debts. If such coin or currency (the “euro”) is unavailable due to the imposition of exchange controls or other circumstances beyond the Company’s control or if the euro is no longer being used by the then member states of the European Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of the Notes will be made in United States dollars until the euro is again available to the Company or so used. The amount payable on any date in euro will be converted into United States dollars on the basis of the most recently available market exchange rate for euro. Any payment in respect of the Notes so made in United States dollars will not constitute an Event of Default under the Notes or the Indenture. The most recently available market exchange rate will be the basis for determining the equivalent of the euro in the currency of the United States of America for any purpose under the Indenture, including for purposes of the definition of “Outstanding” in Section 101 of the Indenture. Neither the Trustee nor the paying agent shall have any responsibility for any calculation or conversion in connection with the foregoing.

(15) The Notes shall be defeasible, in whole or any specified part, pursuant to Section 1302 or Section 1303 of the Indenture or both such Sections. For purposes of the defeasance and covenant defeasance provisions, German government securities shall be used instead of United States government securities in respect of payments due in euro on the Notes.

(16) The Notes shall be issuable in whole or in part in the form of one or more Global Securities registered in the name of the Depositary or its nominee. The Depositary with respect to such Global Securities shall be Elavon Financial Services Limited. The Global Securities shall bear the legends set forth on the form of Note attached hereto as Exhibit A. In lieu of the provisions set forth in clause (2) of the last paragraph of Section 305 of the Indenture, such Global Security may not be exchanged in whole or in part for Securities registered, and no transfer of such Global Security in whole or in part may be registered, in the name or names of Persons other than the Depositary for such Global Security or a nominee thereof, unless (i) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for such Global Security and the Company does not appoint a successor Depositary within 90 days after receiving that notice or becoming aware that the Depositary is no longer so registered or (ii) the Company executes and delivers to the Trustee a Company Order that such Global Security shall be so exchangeable. So long as the Depositary or its nominee is the registered holder of any Global Security, the Depositary or its nominee, as the case may be, will be considered the sole Holder of the Notes represented by such Global Security for all purposes under the Notes and the Indenture.

B. Establishment of Form of Securities Pursuant to Section 201 of the Indenture. In accordance with Section 201 of the Indenture, the form attached hereto as Exhibit A is hereby established as the form to represent the Notes.

C. Order for the Authentication and Delivery of Securities Pursuant to Section 303 of the Indenture. Pursuant to Section 303 of the Indenture, you are hereby requested, as Trustee under the Indenture, to authenticate, in the manner provided by the Indenture, €500,000,000 aggregate principal amount of the Notes registered in the name of USB Nominees (UK) Limited, which Notes have been heretofore duly executed by the proper officers of the Company and delivered to you as provided in the Indenture, and to deliver said authenticated Notes to Elavon Financial Services Limited against payment therefor on April 27, 2015.

D. Certification Pursuant to Section 102 of the Indenture. Each of the undersigned has read the pertinent sections of the Indenture, including Sections 201, 301 and 303 thereof and the definitions in the Indenture relating thereto, and certain other corporate documents and records. In the opinion of each of the undersigned, the undersigned has made such examination or investigation as is necessary to enable the undersigned to express an informed opinion as to whether or not the conditions precedent to (i) the establishment of (a) a series of Securities and (b) the form of such Securities and (ii) the issuance, authentication and delivery of such series of Securities contained in the Indenture have been complied with. In the opinion of the undersigned, all conditions precedent to (x) the establishment of the Notes and the form of the Notes and (y) the issuance, authentication and delivery of the Notes have been complied with.

Insofar as this Officers’ Certificate and Authentication Order relates to legal matters, it is based upon the Opinion of Counsel delivered by the Company to the Trustee contemporaneously herewith.

IN WITNESS WHEREOF, the undersigned have hereunto signed our names on behalf of the Company.

Dated: April 27, 2015

GENERAL MILLS, INC.

By /s/ Donal L. Mulligan
Donal L. Mulligan
Its Executive Vice President, Chief Financial Officer

By /s/ Keith A. Woodward
Keith A. Woodward
Its Senior Vice President, Treasurer

CERTIFICATION

I, Chris A. Rauschl, an Assistant Secretary of the Company, do hereby certify that Donal L. Mulligan is on the date hereof the duly elected or appointed Executive Vice President and Chief Financial Officer of the Company and the signature set forth above is his own true signature, and further certify that Keith A. Woodward is on the date hereof the duly elected or appointed Senior Vice President and Treasurer of the Company and the signature set forth above is his own true signature.

/s/ Chris A. Rauschl
Chris A. Rauschl
Assistant Secretary

EXHIBIT A

REGISTERED NO. PRINCIPAL AMOUNT: €

GENERAL MILLS, INC.

1.000% NOTE DUE 2023

CUSIP NO. 370334 BW3 ISIN No. XS1223830677 Common Code No. 122383067

THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

GENERAL MILLS, INC., a corporation duly organized and existing under the laws of the State of Delaware (herein called the “Company,” which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to USB NOMINEES (UK) LIMITED, or registered assigns, the principal sum of            euros (€ ) on April 27, 2023 (the “Maturity Date”), and to pay interest thereon from and including April 27, 2015 or the most recent Interest Payment Date (as defined below) as to which interest has been paid or made available for payment, annually in arrears on April 27 in each year (each an “Interest Payment Date”), commencing on April 27, 2016, at the rate of 1.000% per annum until the principal hereof has been paid or duly made available for payment. Interest (including interest for partial periods) will be calculated on the basis of the actual number of days in the period for which interest is being calculated and the actual number of days from and including the last date on which interest was paid on this Note (or April 27, 2015 if no interest has been paid on this Note), to but excluding the next scheduled Interest Payment Date. This payment convention is referred to as ACTUAL/ACTUAL (ICMA) as defined in the rulebook of the International Capital Market Association. Each payment of interest hereon will include interest to, but excluding, as the case may be, the relevant Interest Payment Date or Maturity.

The interest so payable, and punctually paid or made available for payment, on any Interest Payment Date will, as provided for in the Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Securities with respect hereto) is registered at the close of business on the Regular Record Date for such Interest Payment Date, which shall be the April 12 (whether or not a Business Day (as defined below)), as the case may be, next preceding such Interest Payment Date; except that interest due at Maturity will be paid to the Person to whom the principal is paid. Any such interest not so punctually paid or made available for payment will forthwith cease to be payable to the Person in whose name this Note (or one or more Predecessor Securities with respect hereto) is registered at the close of business on such Regular Record Date and may either be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to the Holder of this Note not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

As set forth herein, the Company will pay additional interest on this Note in certain circumstances.

Payment of principal of and premium (if any) and interest on this Note will be made to USB Nominees (UK) Limited as the sole registered owner and the sole Holder of the Note represented hereby for all purposes under the Indenture.

The “Place of Payment” with respect to this Note shall be London, England.

All payments on this Note will be made in such coin or currency of the member states of the European Monetary Union that have adopted or that adopt the single currency in accordance with the Treaty establishing the European Community, as amended by the Treaty on European Union as at the time of payment shall be legal tender for the payment of public and private debts. If such coin or currency (the “euro”) is unavailable due to the imposition of exchange controls or other circumstances beyond the Company’s control or if the euro is no longer being used by the then member states of the European Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of this Note will be made in United States dollars until the euro is again available to the Company or so used. The amount payable on any date in euro will be converted into United States dollars on the basis of the most recently available market exchange rate for euro. Any payment in respect of this Note so made in United States dollars will not constitute an Event of Default under this Note or the Indenture. The most recently available market exchange rate will be the basis for determining the equivalent of the euro in the currency of the United States of America for any purpose under the Indenture, including for purposes of the definition of “Outstanding” in Section 101 of the Indenture. Neither the Trustee nor the paying agent shall have any responsibility for any calculation or conversion in connection with the foregoing.

Any payment on this Note due on a day that is not a Business Day will be made on the next succeeding Business Day with the same force and effect as if made on the due date and no additional interest shall accrue for the period from and after such date.

As used in this Note, “Business Day” means any day that is not a Saturday or Sunday and that is not a day on which banking institutions are authorized or obligated by law or executive order to close in the City of New York or London and on which the Trans-European Automated Real-time Gross Settlement Express Transfer system (the TARGET2 system), or any successor thereto, operates.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall have the same effect as though fully set forth in this place.

Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee by manual signature, this Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed and has caused a facsimile of its corporate seal to be affixed hereto or imprinted hereon.

Dated: April 27, 2015
TRUSTEE’S CERTIFICATE OF AUTHENTICATION	GENERAL MILLS, INC.
This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.	By:

Keith A. Woodward Its Senior Vice President, Treasurer

U. S. BANK NATIONAL ASSOCIATION, as Trustee

Attest:

By: Authorized Officer OR	[SEAL]	Chris A. Rauschl Its Assistant Secretary

as Authenticating Agent for the Trustee

By:
Authorized Officer

[REVERSE OF NOTE]

GENERAL MILLS, INC.

1.000% NOTE DUE 2023

This Note is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an Indenture, dated as of February 1, 1996 (herein called the “Indenture”, which term shall have the meaning assigned to it in such instrument), between the Company and U.S. Bank National Association (f.k.a. First Trust of Illinois, National Association), as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture and all indentures supplemental thereto for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. By the terms of the Indenture, additional Securities of other separate series, which may vary as to date, amount, Stated Maturity, interest rate or method of calculating the interest rate and in other respects as therein provided, may be issued in an unlimited principal amount. This Note is one of a series of the Securities designated as 1.000% Notes due 2023 (the “Notes”).

Subject to the exceptions and limitations set forth below, additional interest will be paid on the Notes in such additional amounts as are necessary in order that the net payment of the principal of and interest on the Notes to a Holder (or the beneficial owner for whose benefit such Holder holds such Note) who is not a United States Person (as defined below), after withholding or deduction for any present or future tax, assessment or other governmental charge imposed by the United States or a taxing authority in the United States, will not be less than the amount provided in the Notes to be then due and payable; provided, however, that the foregoing obligation to pay additional amounts shall not apply:

(i) to any tax, assessment or other governmental charge that is imposed by reason of the Holder (or the beneficial owner for whose benefit such Holder holds such Note), or a fiduciary, settlor, beneficiary, member or shareholder of the Holder if the Holder is an estate, trust, partnership or corporation, or a person holding a power over an estate or trust administered by a fiduciary Holder, being considered as:

a) being or having been engaged in a trade or business in the United States or having or having had a permanent establishment in the United States;
b) having a current or former connection with the United States (other than a connection arising solely as a result of the ownership of the Notes or the receipt of any payment or the enforcement of any rights thereunder), including being or having been a citizen or resident of the United States;
c) being or having been a personal holding company, a passive foreign investment company or a controlled foreign corporation for United States income tax purposes or a corporation that has accumulated earnings to avoid United States federal income tax;
d) being or having been a “10-percent shareholder” of the Company as defined in section 871(h)(3) of the United States Internal Revenue Code of 1986, as amended (the “Code”), or any successor provision; or
e) being a bank receiving payments on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business;

(ii) to any Holder that is not the sole beneficial owner of the Notes, or a portion of the Notes, or that is a fiduciary, partnership or limited liability company, but only to the extent that a beneficial owner with respect to the Holder, a beneficiary or settlor with respect to the fiduciary, or a beneficial owner or member of the partnership or limited liability company would not have been entitled to the payment of an additional amount had the beneficiary, settlor, beneficial owner or member received directly its beneficial or distributive share of the payment;
(iii) to any tax, assessment or other governmental charge that would not have been imposed but for the failure of the Holder or any other person to comply with certification, identification or information reporting requirements concerning the nationality, residence, identity or connection with the United States of the Holder or beneficial owner of the Notes, if compliance is required by statute, by regulation of the United States or any taxing authority therein or by an applicable income tax treaty to which the United States is a party as a precondition to exemption from such tax, assessment or other governmental charge;
(iv) to any tax, assessment or other governmental charge that is imposed otherwise than by withholding by the Company or an applicable withholding agent from the payment;
(v) to any tax, assessment or other governmental charge that would not have been imposed but for a change in law, regulation, or administrative or judicial interpretation that becomes effective more than 15 days after the payment becomes due or is duly provided for, whichever occurs later;
(vi) to any estate, inheritance, gift, sales, excise, transfer, wealth, capital gains or personal property tax or similar tax, assessment or other governmental charge;
(vii) to any withholding or deduction that is imposed on a payment to an individual and that is required to be made pursuant to any law implementing or complying with, or introduced in order to conform to, any European Union Directive on the taxation of savings;
(viii) to any tax, assessment or other governmental charge required to be withheld by any paying agent from any payment of principal of or interest on any Note, if such payment can be made without such withholding by at least one other paying agent;
(ix) to any tax, assessment or other governmental charge that would not have been imposed but for the presentation by the Holder of any Note, where presentation is required, for payment on a date more than 30 days after the date on which payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;
(x) to any tax, assessment or other governmental charge that is imposed or withheld solely by reason of the beneficial owner being a bank (A) purchasing the Notes in the ordinary course of its lending business or (B) that is neither (i) buying the Notes for investment purposes only nor (ii) buying the Notes for resale to a third-party that either is not a bank or holding the Notes for investment purposes only;
(xi) to any tax, assessment or other governmental charge imposed under Sections 1471 through 1474 of the Code (or any amended or successor provisions), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such sections of the Code; or
(xii) in the case of any combination of items (i), (ii), (iii), (iv), (v), (vi), (vii), (viii), (ix), (x) and (xi).

The Notes are subject in all cases to any tax, fiscal or other law or regulation or administrative or judicial interpretation applicable to the Notes. Except as specifically provided above, no payment will be required for any tax, assessment or other governmental charge imposed by any government or a political subdivision or taxing authority of or in any government or political subdivision.

As used herein, the term “United States” means the United States of America, the states of the United States, and the District of Columbia, and the term “United States Person” means any individual who is a citizen or resident of the United States for United States federal income tax purposes, a corporation, partnership or other entity created or organized in or under the laws of the United States, any state of the United States or the District of Columbia, or any estate or trust the income of which is subject to United States federal income taxation regardless of its source.

To the extent permitted by law, the Company will maintain a paying agent in a Member State of the European Union (if any) that will not require withholding or deduction of tax pursuant to European Council Directive 2003/48/EC on the taxation of savings income or any law implementing or complying with, or introduced in order to conform to, such European Council Directive.

In case an Event of Default with respect to the Notes shall have occurred and be continuing, the unpaid principal hereof may be declared, and upon such declaration shall become, due and payable in the manner, with the effect and subject to the conditions provided in the Indenture.

The Company may at its option redeem this Note in whole or from time to time in part at the Redemption Price set forth below; provided that the principal amount of this Note remaining outstanding after a redemption in part shall be €100,000 or an integral multiple of €1,000 in excess thereof. The Company may exercise such option by mailing or causing the Trustee to mail a notice of such redemption at least 15 but not more than 45 days prior to the Redemption Date. In the event of redemption of this Note in part only, a new Note or Notes for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof. If less than all of the Securities with like tenor and terms to this Note are to be redeemed, the Securities to be redeemed shall be selected by the Trustee by such method as the Trustee shall deem fair and appropriate. The Company shall notify the Trustee of the Redemption Price promptly after the calculation thereof, and the Trustee shall not be responsible for such calculation.

The Redemption Price for the Notes to be redeemed on any Redemption Date that is prior to January 27, 2023 will be equal to the greater of (1) 100% of the principal amount of the Notes to be redeemed and (2) as determined by an independent investment bank selected by the Company, the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed (excluding any portion of such payments of interest accrued as of the Redemption Date) discounted to the Redemption Date on an annual basis (ACTUAL/ACTUAL (ICMA)) at the applicable Comparable Government Bond Rate (as defined below), plus 20 basis points, plus, in each case, accrued and unpaid interest to the Redemption Date. The Redemption Price for the notes to be redeemed on any Redemption Date that is on or after January 27, 2023 will be equal to 100% of the principal amount of the Notes being redeemed on the Redemption Date, plus accrued and unpaid interest on the Notes to the Redemption Date.

“Comparable Government Bond Rate” means the yield to maturity, expressed as a percentage (rounded to three decimal places, with 0.0005 being rounded upwards), on the third Business Day prior to the Redemption Date, of the Comparable Government Bond (as defined below) on the basis of the middle market price of the Comparable Government Bond prevailing at 11:00 a.m. (London time) on such Business Day as determined by an independent investment bank selected by the Company.

“Comparable Government Bond” means, in relation to any Comparable Government Bond Rate calculation, at the discretion of an independent investment bank selected by the Company, a German government bond whose maturity is closest to the maturity of the Notes to be redeemed, or if such independent investment bank in its discretion determines that such similar bond is not in issue, such other German government bond as such independent investment bank may, with the advice of three brokers of, and/or market makers in, German government bonds selected by the Company, determine to be appropriate for determining the Comparable Government Bond Rate.

If, as a result of any change in, or amendment to, the laws (or any regulations or rulings promulgated under the laws) of the United States (or any taxing authority in the United States), or any change in, or amendment to, an official position regarding the application or interpretation of such laws, regulations or rulings, which change or amendment is announced or becomes effective on or after April 20, 2015, the Company becomes or, based upon a written opinion of independent counsel selected by the Company, will become obligated to pay additional amounts as described above with respect to the Notes, then the Company may at any time at the Company’s option redeem, in whole, but not in part, the Notes on not less than 15 nor more than 45 days’ prior notice, at a Redemption Price equal to 100% of their principal amount, together with accrued and unpaid interest on the Notes to, but not including, the Redemption Date.

Unless the Company defaults on the payment of the Redemption Price, on and after the Redemption Date interest will cease to accrue on the principal amount of this Note to be redeemed.

If a Change of Control Triggering Event shall have occurred, the Holder of this Note may require the Company to repurchase all or any part (equal to an integral multiple of €1,000) of this Note at a purchase price equal to 101% of the principal amount of, plus accrued and unpaid interest, if any, to the date of purchase on, the Note (or part thereof) to be purchased (unless the Company shall have mailed or caused to be mailed a notice of redemption within 30 days after such Change of Control Triggering Event stating that all of the Notes will be redeemed); provided that the principal amount of this Note remaining outstanding after a repurchase in part shall be €100,000 or an integral multiple of €1,000 in excess thereof. Within 30 days after any Change of Control Triggering Event, the Company shall mail or cause the Trustee to mail a notice describing the transaction or transactions constituting the Change of Control Triggering Event and offering to repurchase the Notes. Such repurchase must occur no earlier than 30 days and no later than 60 days after the date such notice is mailed.

On the date specified for repurchase of the Notes, the Company shall, to the extent lawful:

accept for payment all Notes or portions of Notes properly tendered pursuant to the offer to repurchase the Notes;

deposit with the Paying Agent the required payment for all Notes or portions of Notes properly tendered pursuant to the offer to repurchase the Notes; and

deliver to the Trustee the repurchased Notes, accompanied by an Officers’ Certificate stating the aggregate principal amount of Notes repurchased pursuant to the offer to repurchase the Notes.

The Company shall comply with the requirements of Rule 14e-1 under the Securities Exchange Act of 1934, as amended, and any other securities laws and regulations applicable to the repurchase of the Notes. To the extent that these securities laws and regulations conflict with the provisions of this Note requiring repurchase of the Notes upon a Change of Control Triggering Event, the Company shall comply with these securities laws and regulations instead of the repurchase provisions of this Note, and the Company will not be considered to have breached its obligation to repurchase the Notes. Additionally, if an Event of Default unrelated to the repurchase provisions of this Note exists under the Indenture, including Events of Default arising with respect to other issues of Securities, the Company shall not be required to repurchase the Notes, notwithstanding the repurchase provisions of this Note.

The Company shall not be required to comply with obligations relating to repurchase of the Notes upon a Change of Control Triggering Event if a third party satisfies such obligations.

“Change of Control” means the occurrence of any of the following: (a) the consummation of any transaction (including, without limitation, any merger or consolidation) resulting in any “person” (as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) (other than the Company or one of its subsidiaries) becoming the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, as amended), directly or indirectly, of more than 50% of the Company’s Voting Stock or other Voting Stock into which the Company’s Voting Stock is reclassified, consolidated, exchanged or changed, measured by voting power rather than number of shares; (b) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in a transaction or a series of related transactions, of all or substantially all of the assets of the Company and its subsidiaries, taken as a whole, to one or more Persons (other than the Company or one of its subsidiaries); or (c) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors. Notwithstanding the foregoing, a transaction will not be considered to be a Change of Control if (a) the Company becomes a direct or indirect wholly-owned subsidiary of a holding company and (b)(y) immediately following such transaction, the direct or indirect holders of the Voting Stock of the holding company are substantially the same as the Holders of the Company’s Voting Stock immediately prior to such transaction or (z) immediately following such transaction no Person is the beneficial owner, directly or indirectly, of more than 50% of the Voting Stock of the holding company.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Rating Event.

“Continuing Directors” means, as of any date of determination, any member of the Company’s Board of Directors who (a) was a member of the Board of Directors on April 27, 2015 or (b) was nominated for election, elected or appointed to the Board of Directors with the approval of a majority of the Continuing Directors who were members of the Board of Directors at the time of such nomination, election or appointment (either by a specific vote or by approval of a proxy statement of the Company in which such member was named as a nominee for election as a director, without objection to such nomination).

“Fitch” means Fitch Ratings.

“Investment Grade Rating” means a rating equal to or higher than BBB– (or the equivalent) by Fitch, Baa3 (or the equivalent) by Moody’s and BBB– (or the equivalent) by S&P, and the equivalent investment grade credit rating from any replacement Rating Agency or Rating Agencies selected by the Company.

“Moody’s” means Moody’s Investors Service, Inc.

“Rating Agencies” means (a) each of Fitch, Moody’s and S&P; and (b) if any of Fitch, Moody’s or S&P ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons outside of the Company’s control, a “nationally recognized statistical rating organization’’ (as defined in Section 3(a)(62) of the Securities Exchange Act of 1934, as amended) selected by the Company as a replacement Rating Agency for a former Rating Agency.

“Rating Event” means the rating on the Notes is lowered by each of the Rating Agencies and the Notes are rated below an Investment Grade Rating by each of the Rating Agencies on any day within the 60-day period (which 60-day period will be extended so long as the rating of the Notes is under publicly announced consideration for a possible downgrade by any of the Rating Agencies) after the earlier of (a) the occurrence of a Change of Control and (b) public notice of the occurrence of a Change of Control or the Company’s intention to effect a Change of Control; provided that a Rating Event will not be deemed to have occurred in respect of a particular Change of Control (and thus will not be deemed a Rating Event for purposes of the definition of Change of Control Triggering Event) if each Rating Agency making the reduction in rating does not publicly announce or confirm or inform the Trustee in writing at the request of the Company that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the Change of Control (whether or not the applicable Change of Control has occurred at the time of the Rating Event).

“S&P” means Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc.

“Voting Stock” means, with respect to any specified person (as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) as of any date, the capital stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person.

The Company may, without the consent of the Holders of the Notes, issue additional Securities having the same ranking and the same interest rate, maturity and other terms as the Notes (except for the issue price and issue date and, in some cases, the first interest payment date). Any additional Securities having the same terms, together with these Notes, will constitute a single series of Notes under the Indenture; provided that, if the additional Securities are not fungible with these Notes for U.S. federal income tax purposes, the additional Securities will have different ISIN and CUSIP numbers. No such additional Securities having the same ranking and the same interest rate, maturity and other terms as the Notes (except for the issue price and issue date and, in some cases, the first interest payment date) may be issued if an Event of Default has occurred with respect to these Notes.

The Indenture contains provisions for defeasance at any time of either the entire principal of the Notes or of certain covenants and Events of Default with respect to the Notes, in either case upon compliance by the Company with certain conditions set forth in the Indenture. For purposes of the defeasance and covenant defeasance provisions, German government securities shall be used instead of United States government securities in respect of payments due in euro on the Notes.

In lieu of the provisions set forth in clause (2) of the last paragraph of Section 305 of the Indenture, this Global Security is exchangeable for definitive Notes only if (i) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for this Global Security and the Company does not appoint a successor Depositary within 90 days after receiving that notice or becoming aware that the Depositary is no longer so registered or (ii) the Company executes and delivers to the Trustee a Company Order that this Global Security shall be so exchangeable. In such case, this Global Security shall be exchangeable into Notes issuable only in denominations of €100,000 and integral multiples of €1,000 in excess thereof. No Notes shall be issuable in denominations of less than €100,000. If this Global Security is exchangeable pursuant to the preceding sentences, it shall be exchangeable for definitive Notes, bearing interest at the same rate, having the same date of issuance, redemption provisions, Stated Maturity and other terms in registered form and of differing denominations aggregating a like amount.

As provided in the Indenture and subject to the limitations herein and therein set forth, the transfer of this Note is registrable in the Security Register, upon surrender of this Note for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by the Holder hereof or the Holder’s attorney duly authorized in writing, and thereupon one or more new Notes of authorized denominations and for the same aggregate principal amount will be issued to the designated transferee or transferees.

The Notes are issuable only in registered form without coupons in denominations of €100,000 and integral multiples of €1,000 in excess thereof. No Notes will be issuable in denominations of less than €100,000. As provided in the Indenture and subject to the limitations herein and therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes and of like tenor in denominations of €100,000 and integral multiples of €1,000 in excess thereof, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the places, at the respective times and at the rate herein prescribed.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

As provided in and subject to the provisions of the Indenture, the Holder of this Note shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Notes, the Holders of not less than 25% in principal amount of the Notes at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in principal amount of the Notes at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Note for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may deem and treat the Person in whose name this Note is registered as the absolute owner of this Note at such holder’s address as it appears on the Security Register (whether or not this Note shall be overdue) for the purpose of receiving payment of or on account hereof and for all other purposes, and neither the Company nor the Trustee nor any such agent shall be affected by any notice to the contrary. All payments made to or upon the order of such registered holder shall, to the extent of the sum or sums paid, effectually satisfy and discharge liability for moneys payable on this Note.

No recourse under or upon any obligation, covenant or agreement contained in the Indenture or in any indenture supplemental thereto or any Note, or because of any indebtedness evidenced thereby, shall be had against any incorporator, or against any past, present or future stockholder, officer or director, as such, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such personal liability of every such incorporator, stockholder, officer and director, as such, being expressly waived and released by acceptance hereof and as a condition of and as part of the consideration for the issuance of this Note.

Capitalized terms used herein which are not defined herein shall have the respective meanings assigned thereto in the Indenture.

The Indenture is, and this Note shall be, governed by and construed in accordance with the laws of the State of New York.

___________________________

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	as tenants in common	UNIF TRAN MIN ACT ______CUSTODIAN______
TEN ENT	as tenants by the entireties	(Cust) (Minor)
JT TEN	as joint tenants with right	Under Uniform Transfers to Minors Act
of survivorship and not as
	tenants in common	________________________________
(State)

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

Please insert Social Security or
Other identifying Number of Assignee

/      /

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE

the within Note of GENERAL MILLS, INC. and does hereby irrevocably constitute and appoint attorney to transfer said Note on the books of the Company, with full power of substitution in the premises.

Dated:

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatever.